AMENDMENT TO THE
JINGWEI INTERNATIONAL LIMITED
2008 OMNIBUS SECURITIES AND INCENTIVE PLAN

Amendment Number 1

WHEREAS, Jingwei International Limited, a Nevada corporation (the “Company”), maintains the Jingwei International Limited 2008 Omnibus Securities and Incentive Plan (the “Plan”);

WHEREAS, Article XV of the Plan provides that the Company’s Board of Directors (the “Board”) shall have the right to alter or amend the Plan or any part of the Plan from time to time (subject in certain cases to stockholder approval and/or Plan award holder consent requirements, the latter of which is inapplicable to this Amendment Number 1); and

WHEREAS, the stockholders of the Company have approved the amendment of Section 5.1 of the Plan to increase the aggregate number of shares of the Company’s common stock that may be issued pursuant to Plan awards;

WHEREAS, the Board now desires to amend Section 5.1 of the Plan, to increase the aggregate number of shares of the Company’s common stock that may be issued pursuant to Plan awards;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST:  Effective July 1, 2011, Section 5.1 of the Plan is hereby amended by replacing “EIGHT HUNDRED THOUSAND (800,000) shares” as it heretofore appeared therein with “TWO MILLION EIGHT HUNDRED THOUSAND(2,800,000) shares”.

SECOND:  Except to the extent hereinabove provided, the Plan shall remain in full force and effect without further change or modification.

IN WITNESS WHEREOF, this Amendment Number 1 to the Plan is hereby adopted on behalf of the Company by the Board.